UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 4, 2011
MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 4, 2011, MidSouth Bancorp, Inc. (“MidSouth”) (NYSE Amex: MSL), announced today that its subsidiary, MidSouth Bank, N.A., has entered into an agreement with Jefferson Bank and First Bank & Trust Company (“First Bank”) to acquire five Jefferson Bank branches located in the Dallas-Fort Worth, Texas area.  As part of the branch acquisition, MidSouth expects to acquire approximately $70 million in loans and to assume over $150 million in deposits.

The branches will be acquired from First Bank following its proposed acquisition of Jefferson Bank through an announced Rule 363 sale in connection with the bankruptcy filing by the parent holding company of Jefferson Bank.  As a result, the acquisition of the branches by MidSouth will be subject to approval by the bankruptcy court.  The branch acquisition is subject to a number of other conditions, including regulatory approvals and other customary closing conditions.  MidSouth anticipates that the acquisition will be completed before July 31, 2011.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

99.1  Press release dated April 4, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ James R. McLemore
James R. McLemore
Chief Financial Officer

Date:	April 4, 2011